UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2015

Dominion Gas Holdings, LLC

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-37591	46-3639580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 12, 2015, Dominion Gas Holdings, LLC (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $700,000,000 aggregate principal amount of the Company’s 2015 Series A 2.80% Senior Notes due 2020. Such Senior Notes, which are designated the 2015 Series A 2.80% Senior Notes due 2020, are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on July 3, 2014 (File No. 333-197252). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Seventh Supplemental Indenture to the Company’s October 1, 2013 Indenture, pursuant to which the Senior Notes will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated November 12, 2015, among the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Indenture dated as of October 1, 2013 by and between the Company and Deutsche Bank Trust Company Americas, as Trustee (Exhibit 4.1, Form S-4 filed April 4, 2014, File No. 333-195066, incorporated by reference).

4.2	Seventh Supplemental Indenture to the Indenture, dated November 1, 2015, pursuant to which the 2015 Series A 2.80% Senior Notes due 2020 will be issued. The form of the 2015 Series A 2.80% Senior Notes due 2020 is included as Exhibit A to the Seventh Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION GAS HOLDINGS, LLC Registrant

/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

Date: November 17, 2015